UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2009

SHENGTAI PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51312	54-2155579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC 262400 (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-218-2777

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2009, we received notice from our director, Mr. Chris W. Wang informing us that he would be resigning as director of the Company with effect from October 31, 2009.  Mr. Wang is also the Chairman of our Compensation Committee. Mr. Wang cited insufficient time to commit to his directorship due to his other work commitments as a reason for his resignation.  The Board of Directors approved his resignation on October 31, 2009.

We provided Mr. Wang with a copy of this disclosure before its filing with the SEC. We requested that Mr. Wang provide us with a letter stating whether or not he agrees with the above statements, and we received a letter from Mr. Wang stating that he agrees with the above statements.  A copy of this letter is filed as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit No.	Description

	99.1	Letter dated October 31, 2009 from Chris Wang to the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICALS, INC.

Dated: October 31, 2009
By: /s/ Yiru Shi
Name: Yiru Shi
Title: Chief Financial Officer